VARIABLE ANNUITY CONTRACT                                        CONTRACT NUMBER

Single Payment Deferred Variable Annuity                     Annuitant  JOHN DOE

With Additional Purchase Payment Option          Date of Issue  OCTOBER 21, 1995

Accumulation of Values on a Variable Basis                         Issue Age  20

Annuity Payment Options on Variable or
     Fixed Basis                                    Purchase Payment  $10,000.00

Non-Participating                                Maturity Date  NOVEMBER 1, 2060


FIRST INVESTORS LIFE INSURANCE COMPANY

First Investors Life agrees to pay the benefits and other rights described in this contract in accord with the terms of this contract.

Signed for First Investors Life Insurance Company at its Home Office in New York, New York.


/s/ Richard H. Gaebler
Richard H. Gaebler, President



/s/ Carol R. Lerner
Carol Lerner, Secretary

10-DAY RIGHT TO EXAMINE CONTRACT

During a period of 10 days from the date this Contract is delivered to the Owner, it may be surrendered to the Company together with a written request for cancellation of the Contract and, in such event, the Company will pay to the Owner an amount equal to the sum of (i) the difference between the Single Purchase Payment made under this Contract and the Net Single Purchase Payment applied under this Contract and (ii) the Accumulated Value of this Contract on the date of surrender.

THE ANNUAL INVESTMENT RETURN REQUIRED TO MAINTAIN LEVEL VARIABLE ANNUITY PAYMENTS IS 4.25% (AFTER ANY APPLICABLE TAXES, BUT BEFORE ASSET CHARGES TOTALING
 .75% FOR MORTALITY AND EXPENSE RISKS AND MANAGEMENT FEES WHICH WILL NOT EXCEED .75% OF NET ASSETS OF MUTUAL FUND IN WHICH SEPARATE ACCOUNT ASSETS ARE
INVESTED). ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE

                               ALPHABETICAL GUIDE
                                                                     PAGE

ACCUMULATION UNITS.................................................     5
ACCUMULATION UNIT VALUE............................................     6
ADDITIONAL PURCHASE PAYMENT........................................     5
ADJUSTMENT OF MONTHLY PAYMENT......................................     7
ALLOCATION OF ANNUITY..............................................     6
AMOUNT OF FIRST ANNUITY PAYMENT....................................     6
ANNUITY TABLES.....................................................     9
ANNUITY UNIT VALUE.................................................     6
ASSIGNMENT.........................................................     4
BENEFICIARY CHANGE.................................................     8
BENEFICIARY DESIGNATION............................................     8
CHANGE OF CONTRACT.................................................     5
CHARGES AGAINST THE SEPARATE ACCOUNT...............................     5
CHOICE OF ANNUITY OPTION...........................................     6
CLAIMS OF CREDITORS................................................     5
CONTRACT...........................................................     4
CONTROL............................................................     4
DEATH OF ANNUITANT.................................................     7
DEATH OF BENEFICIARY...............................................     8
DEFINITIONS........................................................     4
ELECTION OF ANNUITY OPTIONS........................................     7
FIXED ANNUITY......................................................     7
INCONTESTABILITY...................................................     4
INVESTMENTS OF THE SEPARATE ACCOUNT................................     5
MATURITY DATE......................................................     6
MISSTATEMENT OF AGE OR SEX.........................................     4
MORE FAVORABLE PAYMENT OPTION......................................     7
NET ADDITIONAL PURCHASE PAYMENT....................................     5
NET INVESTMENT FACTOR..............................................     6
NET SINGLE PURCHASE PAYMENT .......................................     5
NONPARTICIPATING...................................................     5
OWNERSHIP OF THE ASSETS............................................     4
PROOF OF AGE.......................................................     5
PROOF OF SURVIVAL..................................................     5
REPORTS............................................................     5
SEPARATE ACCOUNT - GENERAL.........................................     5
SETTLEMENT.........................................................     5
SINGLE PURCHASE PAYMENT............................................     5
SURRENDER OPTION...................................................     7
VALUATION OF ASSETS................................................     6
VARIABLE ANNUITY...................................................     6
VOTING RIGHTS......................................................     4
WITHDRAWAL OPTION..................................................     8

                                POLICY PROVISIONS
                                                                     PAGE

GENERAL PROVISIONS.................................................     4
PURCHASE PAYMENTS..................................................     5
SEPARATE ACCOUNT...................................................     5
BENEFITS...........................................................     6
BENEFICIARY........................................................     8

CONTRACT DATA                                             CONTRACT NUMBER 350000



                                                          ANNUITANT     JOHN DOE

                                             DATE OF ISSUE      OCTOBER 21, 1995

                                                      ISSUE AGE               20

                                             PURCHASE PAYMENT         $10,000.00

                                             MATURITY DATE      NOVEMBER 1, 2060


SEPARATE ACCOUNT

FIRST INVESTORS LIFE SEPARATE ACCOUNT C

MUTUAL FUND

FIRST INVESTORS LIFE SERIES FUND

NET PURCHASE PAYMENT WILL BE ALLOCATED AS FOLLOWS:

                  25% to High Yield Series
                  25% to Discovery Series
                  25% to Growth Series
                  25% to Blue Chip Series

NET PAYMENT FACTOR

0.9300

UNIT EFFECTIVE DATE

OCTOBER 16, 1990

OWNER

ANNUITANT

BENEFICIARY DESIGNATION

REFER TO ENCLOSED APPLICATION

GENERAL PROVISIONS

1.       DEFINITIONS

As used in this Contract, the term:

(a)   "Separate Account" means the account shown as such on page 3.

(b) "Valuation Date" means any date on which the New York Stock Exchange is open for trading;

(c) "Valuation Period" means the period starting on the day after any Valuation Date and ending on the next such Date;

(d) "Accumulation Unit" means a unit used to measure the value of an Owner's interest in the Separate Account prior to the date on which annuity payments commence;

(e) "Annuity Unit" means a unit used to determine the amount of each annuity payment after the first;

(f) "Accumulated Value" means the value of all the Accumulation Units credited to this Contract;

(g) "Purchase Payment" means an amount paid to the Company under this Contract as a payment for the benefits described herein;

(h) "Variable Annuity" means an annuity with annuity payments varying in amount in accordance with the net investment experience of the Separate Account;

(i) "Fixed-Dollar Annuity" means an annuity with annuity payments which stay fixed as to dollar amount throughout the payment period;

(j) "Attained Age" of the Annuitant on any date after the Date of Issue means the age of the Annuitant at issue as shown on page 3 plus the number of years elapsed from the Date of Issue to such date; and

(k) "Annuity Commencement Date" means the date on which annuity payments are to commence. Also referred to as "Maturity Date" in this contract.

2.       CONTRACT

This Contract, the application, and any riders attached to this Contract constitute the whole contract. Only the President, a Vice President, the Secretary, or an Assistant Secretary of the Company has the power, on behalf of the Company, to change, modify or waive any provisions of this Contract. Any changes, modifications, or waivers must be in writing. The Company will not be bound by any promises or representations made by any agent or other person except as specified above.

3.       CONTROL

Consistent with the terms of any Beneficiary designation and any assignment, the Owner may, during the lifetime of the Annuitant:

1.       assign this Contract or surrender it in whole or in part;

2.       amend or change this Contract with the consent of the Company; and

3. exercise any right, receive any benefit, or enjoy any privilege in this Contract.

The Company reserves the right to require this Contract for endorsement of any assignment or change.

4.       INCONTESTABILITY

This Contract will not be contested.

5.       MISSTATEMENT OF AGE OR SEX

If the age or the sex of the Annuitant has been misstated, the benefits in this Contract will be those which the Net Single Purchase Payment would have bought for the right age and sex. Any amounts which should have been in the payments made by the Company before the error was found will be made up right away. Any excess amounts in the payments made by the Company before the error was found will be charged against the payments which are due later.

6.       ASSIGNMENT

No assignment of this Contract shall be binding on the Company unless it is in writing and filed with the Company at its Home Office. The Company will assume no responsibility for the validity or sufficiency of any assignment. Unless otherwise provided in the assignment, the interest of any assignee, regardless of when the assignment was made and the assignee shall receive any sum payable to the extent of his interest.

7.       OWNERSHIP OF THE ASSETS

The Company shall have exclusive and absolute ownership and control of its assets, including all assets in the Separate Account.

8.       VOTING RIGHTS

The Owner shall have the right to vote only at the meetings of the Fund.

Ownership of this Contract shall not entitle any person to vote at any meeting of shareholders of the Company. Votes attributable to the Contract shall be cast in conformity with applicable law.

9.       REPORTS

At least once each Contract year the Company shall mail a report to the Owner. The report shall be mailed to the last address known to the Company. The report shall include a statement of the number of units credited to this Contract and the dollar value of such units. The information in the report shall be as of a date not more than two months prior to the date of mailing the report. The Company shall also mail to the Owner at least once in each Contract year, a report of the investments held in the Separate Account under this Contract.

10.      PROOF OF AGE

Any annuity payment will be subject to proof of age of the payee which the Company will accept.

11.      PROOF OF SURVIVAL

The Company has the right to ask for proof that the person on whom the payment is based is alive when each payment is due.

12.      SETTLEMENT

Any payment by the Company under this Contract is payable at its Home Office.

13.      CLAIMS OF CREDITORS

To the extent allowed by law, Proceeds will not be subject to any claims of creditors.

14.      CHANGE OF CONTRACT

The Company keeps the right to change this Contract to meet the requirements of the Investment Company Act of 1940 or other applicable federal or state laws or regulations.

15.      NONPARTICIPATING

This Contract is nonparticipating. It will not share in the surplus earnings of the Company.

PURCHASE PAYMENTS

16A.     SINGLE PURCHASE PAYMENT

The Single Purchase Payment is due on the Date of Issue; and must be at least $2,000.

16B.     NET SINGLE PURCHASE PAYMENT

The Net Single Purchase Payment is equal to the Net Payment Factor shown on page 3 times the Single Purchase Payment less premium taxes.

The Company will use the Net Single Purchase Payment on the day it is received at the Home Office to provide accumulation units, the number of which will be based on that day's value of such units.

17A.     ADDITIONAL PURCHASE PAYMENT OPTION

This is a single payment Policy. But additional purchase payments may be made at any time at the option of Owner up to the Maturity Date.

17B.     NET ADDITIONAL PURCHASE PAYMENT

The Net Additional Purchase Payment is equal to the Net Payment Factor shown on page 3 times the Additional Purchase Payment less premium taxes.

The Company will use the Net Additional Purchase Payment on the day it is received at the Home Office to provide accumulation units, the number of which will be based on that day's value of such units.

18.      GENERAL

The Separate Account is a segregated investment account maintained by the Company. A part of the assets of the Separate Account have been allocated for this and certain other Contracts. The assets of the Separate Account are held apart from the assets of the Company. Charges against these assets do not arise out of any other business of the Company.

19.      INVESTMENT OF THE SEPARATE ACCOUNT

The assets of the Separate Account will be invested in shares of the mutual fund shown on page 3 ("Fund"). The Fund is registered under the Investment Company Act of 1940, as amended (the "Act").

In the case of Separate Account C, the assets of each subaccount will be invested, as requested in the application or as later requested in writing, in shares of the corresponding series of the Fund shown on page 3. The assets may be allocated among at least one but not more than five subaccounts. The Owner can change the allocation among the subaccounts twice each policy year by sending a written notice to the Home Office. The change will take effect when the Company receives the notice.

The Company may, in its discretion, invest the assets in shares of any other fund or investment allowed by law.

All distributions from the Fund will be reinvested and kept as assets. When needed to pay for surrenders, shares of the Fund held by the Separate Account will be redeemed at net asset value.

20.      ACCUMULATION UNITS

This Contract will be credited with the number of Accumulation Units of Separate Account A or of each subaccount of Separate Account C bought by the amount of the Net Single Purchase Payment allocated to each subaccount of the Separate Account.

This Contract will also be credited with the number of Accumulation Units of Separate Account A or of each subaccount of Separate Account C bought by the amount of any Net Additional Purchase Payment allocated to each subaccount of the Separate Account.

21.      CHARGES AGAINST THE SEPARATE ACCOUNT

The Company deducts an amount equal on a yearly basis to .75% of the daily net asset value of each subaccount in the case of Separate Account A and 1% in the case of Separate Account C. This is to pay it for taking on mortality and expense risks. About 80% of this charge is for mortality risk and 20% for expense risk in the case of Separate Account A and 60% for mortality risk and 40% for expense risk in the case of Separate Account C.

22.      NET INVESTMENT FACTOR

The net investment factor for a subaccount of the Separate Account for any Valuation Period is obtained by dividing (a) by (b) and subtracting (c) from the result, where:

         (a)      is the result of:

                        (1) the net asset value per share of the series of the Fund at the end of the current Valuation Period, plus:

                        (2) the per share amount of any dividend or capital gains distributions made by the series of the Fund during the current Valuation Period, plus or minus:

                        (3) a per share charge or credit for any taxes reserved for.

         (b)      is the result of:

                        (1) the net asset value per share of the series of the Fund as of the end of the preceding Valuation Period, plus or minus:

                        (2) the per share charge or credit for any taxes reserved for the preceding Valuation Period.

         (c) is a factor for the charges deducted for mortality and expense risks.

23.      VALUATION OF ASSETS

Fund shares held in the Separate Account will be valued at their net asset value. Other assets will be valued at fair market value.

24.      ACCUMULATION UNIT VALUE

The value of an Accumulation unit was set at $1.00 on the Unit Effective Date. The value for a later period is obtained by multiplying the unit value at the start of the period by the Net Investment Factor for the period from its start to its end. The unit value may rise or fall based on investment results.

25.      ANNUITY UNIT VALUE

The value of an Annuity Unit was set at $1.00 on the Unit Effective Date. The value for a later period is obtained by first multiplying the unit value at the start of the period by the Net Investment Factor for the period from its start to its end and then multiplying the result by a factor which offsets the effect of the assumed interest rate of 3.5% per year built into the tables used in the Contract.

BENEFITS

26.      MATURITY DATE

Annuity payments will start on the Maturity Date shown on page 3. On written request, it may be changed. But it will not be deferred beyond the Contract Anniversary on which the attained age of the Annuitant is 85.

27.      CHOICE OF ANNUITY OPTION

A choice of Annuity Option should be made by the Owner at least 30 days before the Maturity Date.

If a choice is not made on time, payments will start on the Maturity Date on a Variable Annuity basis with the Annuity Option as 10 years certain or life.

Once payments start, no further choice is allowed.

28.      AMOUNT OF FIRST ANNUITY PAYMENT

7 days before the Maturity Date, any premium taxes not yet deducted will be deducted from the Accumulated Value to determine the Net Accumulated Value. Such value will then be applied to the proper Annuity Table on page 9 or 10 to determine the amount of the first monthly annuity payment.

The amount of each payment depends on the sex and adjusted age of the Annuitant and Joint Annuitant, if any, at the Maturity Date. The adjusted age is determined at the time the first payment is due. For a payee born prior to 1900, the adjusted age is the actual age. For a payee born 1900 or later, the adjusted age is the actual age minus four years and also minus one year for each completed five years during the period from 1900 to the payee's year of birth.

The Company may, at its option, credit interest above the 3.5% per year rate built into the tables used in this Contract.

29.      ALLOCATION OF ANNUITY

When the Owner makes a choice as to annuity option, he or she will also choose between a Fixed Annuity, a Variable Annuity or any combination of the two. If a choice is not made at least 30 days before the Maturity Date, as stated in
Section 27, payments will be made on a Variable Annuity basis.

30.      VARIABLE ANNUITY

A Variable Annuity is one with payments which vary as to dollar amount through the annuity period based on the investment results of the Separate Account. The method by which the amount of the first monthly payment is determined is shown in Section 28.

Each payment for any due date after the first will be determined by multiplying the Annuity Unit Value on the date seven days prior to the date on which the payment is due by a constant number of Annuity Units.

The constant number of Units is determined by dividing the dollar amount of the first payment by the then current value of an Annuity Unit on the date the first payment is due.

The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in mortality or expense experience from the mortality and expense assumptions on which the first payment is based.

31.      FIXED ANNUITY

A Fixed Annuity is one with payments which stay fixed as to dollar amount through the annuity period. The method by which the amount of the first monthly payment is determined is shown in Section 28. Later payments will not be less than the first but a later payment may be more than the first if the Company credits interest above the rate built into the tables.

32.      ADJUSTMENT OF MONTHLY PAYMENT

If the Net Accumulated Value on the Maturity Date is less than $2,000, the Company shall have the right to pay such value in one sum in lieu of payments otherwise provided for. If the Net Accumulated Value is not less than $2,000 but either the Variable Annuity or the Fixed Annuity Payments provided for would be or become less than $20, the Company shall have the right to change the frequency of payment to such intervals as will result in payments of at least $20.

33.      MORE FAVORABLE PAYMENT OPTION

At the time fixed annuity payments begin, the single premium fixed annuity rates then in use by the Company will be used if they provide a payment amount to the payee greater than that shown in the table on page 9 or 10. Each $1,000 of cash value shall be considered to be $1,030 for the purpose of using the single premium annuity rates.

34.      ELECTION OF ANNUITY OPTIONS

The Owner may elect to have annuity payments made under any of the Annuity Options described below or in any other manner agreeable to the Company. Any such election shall be made in writing to the Company at its Home Office at least 30 days before the Maturity Date. The election may be changed in the same manner at any time prior to the surrender of this Contract. If the amount of payments for different guaranteed periods are the same at any given age, the Company will deem the longer period certain to have been chosen.

OPTION 1 - LIFE ANNUITY - An annuity payable monthly during the lifetime of the Annuitant, ceasing with the last payment due prior to his or her death.

OPTION 2A - JOINT AND SURVIVOR LIFE ANNUITY - An annuity payable monthly during the joint lifetime of the Annuitant and the Joint Annuitant and continuing, after the death of either, during the lifetime of the survivor, ceasing with the last payment due prior to the death of the survivor.

OPTION 2B - JOINT AND TWO-THIRDS TO SURVIVOR LIFE ANNUITY - An annuity payable monthly during the joint lifetime of the Annuitant and the Joint Annuitant and continuing, after the death of either, during the lifetime of the survivor with two-thirds payments, ceasing with the last payment due prior to the death of the survivor.

OPTION 3 - LIFE ANNUITY WITH 60, 120 OR 240 MONTHLY PAYMENTS GUARANTEED - An annuity payable monthly during the lifetime of the Annuitant, with the guarantee that if, at his or her death, payments have been made for less than 60, 120 or 240 monthly periods, as elected, any guaranteed annuity payments will be continued during the remainder of the selected period to the Beneficiary.

OPTION 4 - UNIT REFUND LIFE ANNUITY - An annuity payable monthly during the lifetime of the Annuitant, with the last payment due prior to his or her death, provided further that, at such death, the Beneficiary will receive an additional payment of the then dollar value of the number of Annuity Units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the Annuity Unit Value at the Maturity Date and (b) is the product of the number of Annuity Units represented by each payment and the number of payments made.

When this option is applied as a Fixed Annuity (a) shall be the Accumulated Value applied at the Maturity Date to the Fixed Annuity, (b) shall be the sum of all Fixed Annuity Payments made.

35.      DEATH OF ANNUITANT

On receipt of due proof of the death of the Annuitant before Annuity Payments have begun, the Company will pay to the Beneficiary the Accumulated value of the Contract as of the day on which written notice of death is received by the Company or the Purchase Payment, whichever is greater.

On receipt of due proof of death of the Annuitant after Annuity Payments have begun under an Annuity Option, if any Payments remain under the Option they will be paid to the Beneficiary as provided by the Option.

Unless otherwise provided in the Beneficiary designation, if no Beneficiary survives the Annuitant, the proceeds will be paid in one sum to the Owner, if living; otherwise, to the Owner's estate.

36.      SURRENDER OPTION

The Owner may turn this Contract in for its Surrender Value effective on the date on which the request in writing is received at the Home Office. The value will be the Net Accumulated Value on that date.

Any cash payment will be mailed within 7 days after receipt of a proper request; but the Company may be allowed to defer the payment under the Investment Company Act of 1940 as it is in effect at that time. The Surrender Option is not available after the Maturity Date.

37.      WITHDRAWAL OPTION

The Owner may withdraw a part of the Surrender Value of this Contract effective on the date on which the request in writing is received at the Home Office. If less than $1,500 is left as the value of the Contract, the Company will charge a fee of $7.50 per year. This fee will be deducted from the value of the contract each year on the anniversary of the date when the value first went below $1,500.

Any cash payment will be mailed within 7 days after receipt of a proper request; but the Company may be allowed to defer the payment under the Investment Company Act of 1940 as it is in effect at that time. The Withdrawal Option is not available after the Maturity Date.

BENEFICIARY

38.      BENEFICIARY DESIGNATION

The Beneficiary named in the application for this Contract will receive the Proceeds when the Annuitant dies unless the designation has been changed by the owner.

39.      BENEFICIARY CHANGE

The Owner may change the designation while the Annuitant is alive unless otherwise provided in the previous designation. A change of designation will revoke any previous designation.

A change may be made by filing a written request with the Home Office. The request must be in a form acceptable to the Company. The Company may require this Contract endorsement of a change.

40.      DEATH OF BENEFICIARY

Unless otherwise provided, if any Beneficiary dies before the Annuitant, his or her interest will pass to any other Beneficiaries according to their respective interests.

If the Beneficiary dies while receiving any remaining Annuity Payments due after the death of the Annuitant, the value of the remainder of such Annuity Payments will be paid in one sum to the Beneficiary's estate.

                                 ANNUITY TABLES

               DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENT WHICH
                IS PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED
                   OPTIONS 1, 3 AND 4 - SINGLE LIFE ANNUITIES

-------------------------------------------------------------------------------------------------------
                           Monthly Payments Guaranteed
-------------------------------------------------------------------------------------------------------
    Adjusted Age             None              60              120            240           Unit Refund
-------------------------------------------------------------------------------------------------------
  Male       Female        Option 1         Option 3        Option 3        Option 3         Options 4
-------------------------------------------------------------------------------------------------------
   50          54          $4.74            $4.73          $4.69           $4.52               $4.53
   51          55           4.84             4.83           4.78            4.58                4.60
   52          56           4.94             4.92           4.87            4.65                4.67
   53          57           5.04             5.03           4.97            4.71                4.75
   54          58           5.16             5.14           5.07            4.78                4.84


   55          59           5.28             5.25           5.18            4.85                4.93
   56          60           5.40             5.38           5.29            4.91                5.02
   57          61           5.54             5.51           5.41            4.98                5.12
   58          62           5.69             5.65           5.53            5.05                5.22
   59          63           5.84             5.80           5.66            5.11                5.32


   60          64           6.01             5.95           5.79            5.18                5.44
   61          65           6.18             6.12           5.94            5.24                5.56
   62          66           6.37             6.30           6.08            5.30                5.68
   63          67           6.57             6.49           6.24            5.36                5.82
   64          68           6.79             6.69           6.40            5.41                5.96


   65          69           7.02             6.91           6.57            5.46                6.10
   66          70           7.27             7.14           6.74            5.51                6.26
   67          71           7.54             7.38           6.91            5.55                6.43
   68          72           7.83             7.64           7.10            5.59                6.60
   69          73           8.14             7.91           7.28            5.62                6.78


   70          74           8.48             8.20           7.47            5.65                6.98
   71          75           8.84             8.51           7.66            5.68                7.19
   72          76           9.23             8.84           7.85            5.70                7.41
   73          77           9.65             9.18           8.04            5.71                7.65
   74          78          10.11             9.55           8.23            5.72                7.89
   75          79          10.61             9.93           8.41            5.73                8.16

                    OPTION 2a-JOINT AND SURVIVOR LIFE ANNUITY
--------------------------------------------------------------------------------------------------------------------------------
              Adjusted Age of
              Joint Annuitant                                    Adjusted Age of Annuitant
--------------------------------------------------------------------------------------------------------------------------------
                                                    Male 51               Male 56               Male 58               Male 61
         Male                  Female              Female 55             Female 60             Female 62             Female 65
--------------------------------------------------------------------------------------------------------------------------------
          50                     54                    $4.21                 $4.35                 $4.40                 $4.47
          55                     59                     4.37                  4.58                  4.66                  4.78
          57                     61                     4.43                  4.67                  4.77                  4.90
          60                     64                     4.51                  4.80                  4.92                  5.00
          62                     66                     4.55                  4.88                  5.01                  5.22
          65                     69                     4.62                  4.99                  5.15                  5.39
          70                     74                     4.70                  5.14                  5.34                  5.65


------------------------------------------------------------------------------------------------------------------------------
              Adjusted Age of
              Joint Annuitant                                    Adjusted Age of Annuitant
------------------------------------------------------------------------------------------------------------------------------

                                                    Male 63               Male 66               Male 71
         Male                  Female               Female67              Female70             Female 75
------------------------------------------------------------------------------------------------------------------------------

          50                     54                   $4.51                 $4.57                 $4.64
          55                     59                    4.85                  4.94                  5.07
          57                     61                    4.99                  5.10                  5.26
          60                     64                    5.20                  5.36                  5.59
          62                     66                    5.36                  5.54                  5.82
          65                     69                    5.56                  5.81                  6.19
          70                     74                    5.88                  6.23                  6.83

             OPTION 2b-JOINT AND TWO-THIRDS TO SURVIVOR LIFE ANNUITY

--------------------------------------------------------------------------------------------------------------------------------
              Adjusted Age of
              Joint Annuitant                                    Adjusted Age of Annuitant
--------------------------------------------------------------------------------------------------------------------------------
                                                    Male 51               Male 56               Male 58               Male 61
         Male                  Female              Female 55             Female 60             Female 62             Female 65
--------------------------------------------------------------------------------------------------------------------------------
          50                     54                $4.58                 $4.79                 $4.89                 $5.03
          55                     59                 4.80                  5.06                  5.17                  5.35
          57                     61                 4.89                  5.18                  5.30                  5.49
          60                     64                 5.04                  5.36                  5.50                  5.72
          62                     66                 5.14                  5.48                  5.64                  5.88
          65                     69                 5.30                  5.68                  5.85                  6.13
          70                     74                 5.58                  6.03                  6.23                  6.57


--------------------------------------------------------------------------------------------------------------------------------
              Adjusted Age of
              Joint Annuitant                                    Adjusted Age of Annuitant
--------------------------------------------------------------------------------------------------------------------------------
                                                    Male 63               Male 66               Male 71
         Male                  Female               Female67              Female70             Female 75
--------------------------------------------------------------------------------------------------------------------------------
          50                     54                   $5.13                 $5.29                 $5.56
          55                     59                    5.47                  5.67                  6.00
          57                     61                    5.63                  5.84                  6.20
          60                     64                    5.87                  6.12                  6.54
          62                     66                    6.05                  6.32                  6.79
          65                     69                    6.32                  6.64                  7.19
          70                     74                    6.82                  7.21                  7.95
--------------------------------------------------------------------------------------------------------------------------------

              OPTION 2c-JOINT AND ONE-HALF TO SURVIVOR LIFE ANNUITY


--------------------------------------------------------------------------------------------------------------------------------
              Adjusted Age of
              Joint Annuitant                                    Adjusted Age of Annuitant
--------------------------------------------------------------------------------------------------------------------------------
                                                    Male 51               Male 56               Male 58               Male 61
         Male                  Female              Female 55             Female 60             Female 62             Female 65
--------------------------------------------------------------------------------------------------------------------------------
          50                     54                   $4.79                 $5.05                 $5.17                 $5.37
          55                     59                    5.05                  5.34                  5.47                  5.69
          57                     61                    5.17                  5.47                  5.61                  5.84
          60                     64                    5.36                  5.69                  5.84                  6.09
          62                     66                    5.50                  5.85                  6.01                  6.28
          65                     69                    5.73                  6.11                  6.28                  6.58
          70                     74                    6.16                  6.60                  6.81                  7.15

--------------------------------------------------------------------------------------------------------------------------------
              Adjusted Age of
              Joint Annuitant                                    Adjusted Age of Annuitant
--------------------------------------------------------------------------------------------------------------------------------

                                                    Male 63               Male 66               Male 71
         Male                  Female               Female67              Female70             Female 75
--------------------------------------------------------------------------------------------------------------------------------
          50                     54                   $5.51                 $5.74                 $6.17
          55                     59                    5.85                  6.12                  6.61
          57                     61                    6.01                  6.29                  6.81
          60                     64                    6.28                  6.58                  7.15
          62                     66                    6.47                  6.79                  7.41
          65                     69                    6.79                  7.15                  7.83
          70                     74                    7.41                  7.83                  8.66


The dollar amount of the monthly annuity payments for any age or combination of ages not shown in the above tables will be calculated on the same basis as the monthly annuity payments for those shown and may be obtained from the Company.

                                   ENDORSEMENT

This endorsement is a part of this contract. Its purpose is to qualify the contract as an annuity contract in accordance with Section 72(s) of the Internal Revenue Code of 1954, as amended ("Code"). Its provisions shall apply notwithstanding any other provisions of the contract in conflict therewith.

REQUIRED DISTRIBUTIONS WHERE CONTRACTHOLDER DIES BEFORE ENTIRE INTEREST IS DISTRIBUTED

In the event any Owner of this contract dies on or after the Maturity Date and before the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the Annuity Option in effect as of the date of the Owner's death.

In the event any Owner of this contract dies prior to the Maturity Date, the entire interest in this contract shall be distributed to the Beneficiary within five years after the Owner's death, or distributed under an Annuity Option providing for annuity payments over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary (in accordance with regulations the Secretary of the Treasury may prescribe), if such payments begin within one year after the date of the Owner's death or such later date as the Secretary of the Treasury may prescribe by regulations. In addition, if any portion of the Owner's interest in this contract is payable to (or for the benefit of) the Owner's surviving spouse, that spouse shall be deemed to have been designated by the Owner as a "designated beneficiary" for purpose of Section 72(s) of the Code, and shall be treated as the Owner, and no distributions described hereinabove shall be required, with respect to that portion of the contract payable to (or for the benefit of) such spouse.

If the Annuitant and the Owner are one in the same at the time of the Owner's death, such spouse shall have the right to become the Annuitant under the contract. If the Annuitant dies at a time when the Owner of the contract is not an individual, the Annuitant will be considered to be the Owner for the purpose of this endorsement.

The Company reserves the right to amend the contract to comply with any changes in the Internal Revenue Code of 1986 or as amended.

                                         FIRST INVESTORS LIFE INSURANCE COMPANY


                                                       /s/ Richard H. Gaebler
                                                           Richard H. Gaebler
                                                               President

                                   ENDORSEMENT

This endorsement is a part of this contract and replaces Section No. 5 "Misstatement of Age and Sex" on page 4.

If the age or sex of the Annuitant has been misstated, the benefits in this contract will be those which the Net Single Purchase Payment would have bought for the right age and sex. Any amounts which should have been in the payments made by the Company before the error was found will be made up right away. The Company will pay interest at the rate of 6% per year on this additional amount. Any excess amounts in the payments made by the Company before the error was found will be charged against the payments which are due later.

                                          FIRST INVESTORS LIFE INSURANCE COMPANY


                                                  /s/ Richard H. Gaebler
                                                      Richard H. Gaebler
                                                          President

VARIABLE ANNUITY CONTRACT

Single Payment Deferred Variable Annuity

With Additional Purchase Payment Option

Accumulation of Values on a Variable Basis

Annuity Payment Options on Variable or Fixed Basis

Non-Participating


If you have any questions concerning this Contract or if anyone suggests that you change or replace this Contract, please contact your First Investors Life agent or the Home Office of the Company


FIRST INVESTORS LIFE INSURANCE COMPANY
95 Wall Street/New York, New York 10005